Exhibit 99.3

C O R P O R A T E   P A R T I C I P A N T S

Gary Cohn, Co-Chairman and Director, Cohn Robbins Holdings Corp.

Robert Chvatal, Group Chief Executive Officer, Allwyn

Ken Morton, Group Chief Financial Officer, Allwyn

Cliff Robbins, Co-Chairman and Director, Cohn Robbins Holdings Corp.

P R E S E N T A T I O N

Operator

Hello everyone and thank you for standing by. Welcome to the Allwyn and Cohn Robbins Holdings Corp. webcast and presentation. We appreciate everyone joining today.

The information discussed today is qualified in its entirety by the information contained in the Form 8-K, including exhibits thereto, that have been filed by Cohn Robbins Holdings Corp. with the SEC.

In conjunction with today’s discussion, we will be referring to an investor presentation, a copy of which is being filed as an exhibit to the forementioned Form 8-K. You are encouraged to follow along and carefully review the disclaimers included in the presentation.

Before we begin, I would like to note that this call may contain forward-looking statements, including Cohn Robbins Holdings Corp. and Allwyn’s expectations for future and financial business performance and condition, industry outlook, and the timing and completion of the transaction.

We will now turn it over to Gary Cohn of Cohn Robbins Holdings Corp. Please go ahead.

Gary Cohn

Thank you all for joining us today. We’re here to talk about a very exciting opportunity. Before we do that, let me introduce myself and my partner Cliff Robbins.

Myself, I have a long history in the financial services industry as well as the government. I spent 26 years at Goldman Sachs; the last 11 of those, I was President and Chief Operating Officer. I left Goldman Sachs to become the head of the National Economic Council at the White House. I spent my time at the White House driving economic policy for the United States government and was heavily involved in the tax reform for the United States. When I left the White House a little bit over three years ago, I started investing my own money in private equity and got involved in helping new start-up companies as well.

My good friend Cliff Robbins approached me a little bit over a year and a half ago on starting a SPAC, which I thought was a very good idea, and we got together and did that. Let me introduce my good friend Cliff Robbins.

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Cliff has an amazing track record of over 35 years of investing experience. He started his career as a partner at KKR, then became a partner at General Atlantic, and then had 16 years as CEO and Founder of his own hedge fund, The Blue Harbour Group. Blue Harbour took long-only positions in middle market companies and worked with management teams to extract shareholder value over a long period of time.

Once Cliff and I raised our SPAC, we started on a process of looking for a real company. We made a commitment to our shareholders that we would go out and find a real company. We looked at numerous companies in numerous industries, and we have found an amazing Company in a really great industry. The Company we have found is Allwyn, and we’re really excited to bring it to you after having spent all this time doing due diligence.

In September 2020, Cliff and I raised an $828 million SPAC. Today, we’re taking our $828 million in trust and combining it with a PIPE of over $350 million, which includes a $50 million commitment from the sponsors, Cliff and myself, and our partners are planning to merge with Allwyn, which is a leading multinational lottery player. We expect the new Company to have a market cap of roughly $8 billion. We expect to be bringing this at an attractive valuation of 10.8 times ’22 EBITDA, and the Company will be very lowly levered at 1.6 times pro forma.

Going to Page 6, we’re very excited about this opportunity. Allwyn is a real company. It’s in a space that has extraordinarily high barriers to entry. It’s a very well-known brand. It is extremely well-positioned, historically the lotto has been store-based, kiosk-based, coffee shops, drug stores, gas stations—we’ll talk about that—but it has undergone a really interesting transformation in the last few years into a digital market. Digital is an extraordinary opportunity for us. You’ll hear about the digital opportunity. We have real interesting growth opportunities, not only in the digital market and our existing territories, but we’ll talk about some new opportunities and some new geographies.

Allwyn has a great financial balance sheet. This is, as I said, a real company with real margins and real cash flow. The Company is projected to earn over $800 million in EBITDA in 2022.

So, as you can see, Cliff and I are very excited about that. We’ll be talking to you about this through the presentation. I’ll be back to talk about more at the end.

With that, let me turn it over to our CEO, Robert Chvatal.

Robert Chvatal

Thank you, Gary.

My name is Robert Chvatal, and I am Allwyn’s Group CEO. My background is fast-moving consumer goods with Procter & Gamble and Reckitt Benckiser. Then I spent 15 years in mobile telecommunications with T-Mobile in three different countries. Nine years ago, I became SAZKA Czech Republic’s CEO, and I realized that my professional background of consumer goods, entertainment and mobile telecommunications fits well with what we want to do with the lottery. So, I became quite active in the sector. I’ve been elected as ExCom member of the European Lotteries, which is the industry body based in Brussels. I’m also an ExCom member of EuroJackpot, which is one of the two multijurisdictional pan-European schemes, similar to Powerball and Mega Millions in the U.S.

With that, let me introduce to you Allwyn; turning to Page 8, Allwyn at a Glance.

We are Allwyn, originally known as SAZKA Group. We hold leading positions in five European markets, namely Austria, Czech Republic, Greece, Cyprus and Italy. When we took over the first lottery in the Czech Republic almost 10 years ago, and I became CEO of the business, we realized how much potential a well-run, customer-focused lottery has, even in the broader gaming space. It is the potential of registering or de-anonymizing the consumer base. It’s the potential to innovate the portfolio and extend the portfolio. It’s the potential of successful organic as well as inorganic growth, and we have successfully rolled this model out in our four other European markets.

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The scale is quite there already with 16 billion wagers; pro rata NGR, Net Gaming Revenues of €1.5 billion—this is post winnings and post paying any lottery taxes—and projected €710 million EBITDA for 2022, which means 48% EBITDA margin, and a high cash flow of €675 million which results in 95% cash conversion.

We are quite nicely balanced geographically into the four European geographies, and product-wise, while we are focusing on the lottery, we are also quite nicely expanding into other gaming verticals, namely sports betting, iGaming and gaming machines as well.

Very important piece is online share, and our Czech Republic business achieved around 40% share generated online of the whole business.

We, aside of the organic growth track record, clearly focused also on M&A and inorganic growth. One notable example is that we are the key challenger to the UK National Lottery incumbent now and we participate in the tender to run U.K. National Lottery, the result is expected to be known in March this year, and the whole point of going and listing in the U.S. is that we see the U.S. market as a great opportunity, pretty much lagging behind the level of sophistication, especially in the iLottery adoption Europe.

Turning to Page 9, let me mention that the ecosystem of lottery and how it works. The lotteries are large businesses. They are important to governments and states as lottery taxes are important for state budgets or good causes contributions. They have stood the test of time. Governments need lotteries, and Allwyn is in the best spot in this value chain because we have direct relationships with millions of customers. We build their profiles from anonymous to registered. We are a B2C business with mostly own lottery brands which are key ingredients of consumer trust. We have control over the largest retail distribution networks typically in the countries due to our dominance, and in parallel, we drive fast the digitalization of the business model.

Turning to Page 11, a few investment highlights as we try to define them. The first one is that the lottery is already a global industry. This is a large business and still has significant room for growth as consumption continues to move online.

Secondly, we know how to make lotteries better: grow them organically, be more customer-focused via data analytics and cross-selling, simply digitize the lotteries.

The third highlight is clearly our successful M&A track record where we used the cash flow from the businesses to help self-fund other growth initiatives and other expansions.

Last but not least, our management team is quite diverse; we have diverse sectors as background. We work together for five-plus years and have demonstrated that we can individually run in our lotteries, and we handpicked even the top management teams in respective markets which instill further the performance culture there.

Turning to Page 12, a few words about the sector and industry as such. Lottery is $300 billion global industry that continues to generate growth on an annual basis, but is poised for even faster growth over the next 5 to 10 years as product had previously lagged in digital adoption and now increasingly moves online. Lottery is the largest constituent of the global gamin system with favorable customer demographics.

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Turning to Page 13. Lottery is an appealing product. Lotter has tremendous demands to a large demographic. People always dream to be lucky with doing little, and buying a small price ticket anywhere in retail or easily via application is a compelling proposition. It’s a low-cost purchase that represents life-changing dream.

Turning to Page 14, lottery also demonstrates huge resilience. Lottery is quite resilient, even in economically volatile times. You could argue it’s basically a recession-proof model, and the reason is it’s a low-ticket item, easy to consume model via application which proves to be great even during the recent pandemic lockdowns and actually accelerated our ability to migrate and de-anonymize our retail base into online digital experience.

Turning to Slide 15, we clearly demonstrate that we are able to significantly grow online share. If you look on the upper page what happened in the sports betting business and how sports betting became online predominant; we expect the same to happen in lottery space as well. In iLottery, if you look at Europe, in Europe, especially Scandinavia, Finnish National Lottery called Veikkaus is generating over 40% of their business already through online.

Turning to Page 16. By the way, online definitely offers the higher margin and provides improved customer data to support cross-selling and marketing efforts, and therefore we also believe that the U.S. opportunity is big because there is only a handful of U.S. states that actually even legislated on ability to buy lottery online.

Now turning to Page 16. Online lottery grows and this is our focus. The good news is that when it comes to retail versus online, retail is not an obvious victim to online. Across Europe, not only in our footprint, like for example in France or U.K., retail is stable and what contributes to the growth of the whole sector is actually adoption into iLottery. iLottery benefit is that you know the customer profile. You know what he uses and the margin and the average revenue per user of these customers are simply higher.

Also, the beauty of this business is that anything, even a smaller win that you win in online iLottery, you have the option to reinvest back into buying yet another lottery ticket or yet another scratch card.

Turning to Page 17, one of our key KPIs is number of active customers playing online every month. As we speak, about one million customers across Allwyn’s footprint in Europe now is actively using our digital entertainment hubs, as such, this one of the key KPIs that we track and we support and push and invest behind.

Turning to Page 18, there is this cross-selling and upselling opportunity, which is driven especially, as a B2C company, driven by the trust and awareness of the lottery brands. We have lottery brands which are trusted and known lottery gaming brands in our markets. They have 90-plus percent brand awareness, and the consumers trust the lottery brands because the lottery has paid out even the high multimillion dollar jackpots. The governments trust these lottery brands because they are the stable stream of good causes contribution, stable stream of taxation income and in our markets, one of the biggest contributors to the state budgets.

This trust of the brands helps our loyalty which, we ourselves, even support, both in retail as well as online environments, and the result is that we are able to generate, compared to other gambling companies or online iGaming companies, a higher lifetime value, higher average revenue per user, lower churn rates, and even lower average customer acquisition costs.

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On the right-hand side of the Slide 18, you see the case study from the Czech market where we started the online lottery, and other gaming verticals back in 2017, and you see that in 2018 and ‘19 figures are not dropping from the customers that joined in the year before and they are not diminishing and they are not being replaced by others, but they are actually growing. You see the stickiness and resilience that this lottery brand has for our customer base, even in the online space where people are afraid there is a hyper competition. But people who don’t have anywhere to go for lottery than for us, we have typically either exclusive or very dominant position in the lottery market everywhere we operate, means that the online is not a threat, but a great opportunity for us.

Turning to Slide 19, I wanted to also comment on high structural barriers to entry of our business.

It’s the nature of this business, which is about a very leading, very dominant position, and that creates in itself high structural barriers to entry. We mostly operate, as I said, under exclusive long-term licenses, and to date we have 100% track record of renewing these licenses.

All operating brands have longstanding relationships also with the government, which are the regulators. We take government as our partners, and even though we mostly own these brands, which makes our position even more dominant and strong, and governments have several years of experience with us and that we are able to grow their national lotteries responsibly, which is another key strong expectation from any government and regulator that the player protection in lottery is actually on the highest standard.

With that, I would hand over to Ken, our CFO, to comment on our track record, both organic growth as well as inorganic growth.

Ken Morton

Thank you, Robert.

I’m Ken Morton, and I’ve been the CFO since the beginning of 2020. Before that, I was the Head of Corporate Finance at KKCG which is the controlling shareholder of Allwyn, and before that I was an investment banker. I spent most of my career at Morgan Stanley.

Starting on Page 20, M&A and tenders have been central to our strategy since the foundation of the group. On this slide we’re showing some of the key transactions over the last 10 years. During that period, we’ve grown from zero to €16 billion of wagers in five markets. We’ve entered each of those markets through M&A or participation in a tender.

Although the assets that we’ve acquired are great assets because of the structure of the lottery ecosystem, in many cases, these processes have actually not been particularly competitive, and in some cases, we’ve been the only participant. There are very few companies out there who have the ability to really operate a lottery, who regulators are comfortable with, who have an understanding of the consumer dynamics and the ability to execute and finance the deals.

Moving on to Slide 21, expansion into new markets is going to continue to be an important part of our growth strategy. We’re currently focused on opportunity in markets in Europe and the U.S. Our current markets are forecast to have lottery wagers of €28 billion in 2022, and our key target markets in Europe and the U.S. have the potential to increase our TAM by over €100 billion, so this is really a super-exciting moment in our strategic history.

Moving on to Slide 22, we’ve highlighted some of the potential expansion opportunities and the types of transaction that we’re currently focused on. To touch on a few highlights, as Robert mentioned, we’re currently participating in the tender for the next UK National Lottery concession. This is one of the largest lotteries in Europe. We’ve been working on the opportunity for several years, and we’ve assembled a fantastic team. We submitted our bid in October, and we expect the results to be announced in March.

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The lottery is characterized by high barriers to entry and the current operator has won three tenders since the lottery was started in 1994; however, we are very confident that we can make a compelling case that we will deliver material revenue growth and player protection.

Other opportunities in Europe include privatizations in some markets and bolt-on acquisitions which we believe would be synergistic to our existing positions.

Then finally, there’s the huge U.S. opportunity. We’ve been working on the U.S. for a few years, and it’s unquestionably one of the most exciting gaming markets in the world at the moment. Sports betting has been more in the headlines, but we think the opportunity in lottery is just as exciting. We think that the historic market structure where you have the state lotteries and an oligopoly of suppliers who are very much tech-focused and retail-focused and there’s very limited online is really just not sustainable.

We believe the lotteries are going to have to continue moving online and present a much more compelling proposition to customers. This is the same trend that we’ve seen play out in Europe, and in the U.S. the process is just starting. Only 14 states have got online lottery, and only three states have privatized their lotteries.

As a U.S. listed company with an intimate knowledge of how this trend has played out globally, we’d be in a very strong position to capture this huge and super-exciting opportunity.

We’ve always been very cautious in our M&A, and this is certainly our approach in the U.S.; however, we do think that combining a U.S. platform and financing with our experience is a really once-in-a-generation opportunity to create value, and that’s one of the reasons why we’re so excited about this transaction.

On Slide 23, we’re showing our net gaming revenue pro rata to our economic interest in our businesses. We’ve grown fast. Our aggregate pro rata NGR grew at between 17% and 37% in the three years between 2016 and 2019. We’ve been discussing M&A, but we want to highlight that organic growth is also a key engine of our development and one of our key strengths. In the three years pre-COVID, we delivered between 6% and 11% organic growth. The key revenue drivers have been growth in the online channel and cross-selling to other verticals. As you’ll see from our forecast, we expect to continue to see high single-digit organic growth going forward.

On Slide 24, we’re showing our revenue, our Adjusted EBITDA, and cash flow generation, as well as the outlook. Our outlook doesn’t incorporate any material benefits from M&A or from the U.K. National Lottery in 2023 in this forecast.

We’ve got a great growth track record, and we are also very profitable and very cash flow generative. Looking back at 2019, we had an Adjusted EBITDA margin of 44% and EBITDA minus Capex was 94% of EBITDA, giving an indication of our very strong cash conversion.

Twenty-twenty-one has already been a great year. We expect pro rata EBITDA at 550 with revenue and margin both significantly above pre-COVID levels, and we expect to continue to grow very strongly, reaching €710 million of EBITDA in 2022. The largest contributor to that growth is simply a full year of operations in two of our markets where there was an impact from COVID restrictions on the land-based channel in the first half of 2021, and we are also expecting to see organic growth continuing in line with historic levels.

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Moving on to Slide 25, we have broken down the key drivers of the growth between 2019 and 2022. You can break them down into a few key building blocks. A large amount of the growth has actually already been delivered which gives us very good visibility over the outlook.

The first three bars represent acquisitions and increases in the stakes in our businesses that we hold. With the exception of the €24 million in the middle, these are acquisitions that have already closed. The first represents the bolt-on acquisition of a fantastic online gaming business. The second represents increases in our stakes in some of our businesses which have already happened. The €24 million is a small further acquisition of minority interest which is in our base case. We are continuing to see good organic growth and expect to see a total contribution of about 15% between 2019 and 2022, which is quite conservative in light of the levels that we’ve delivered historically.

The final bar, the €62 million represents a structural increase in margins that we have seen in the last several quarters. This is a result of some operational efficiency measures which we’ve been able to implement, the start of a new 10-year concession in Greece which is structurally more profitable, and the shift to online.

We are modeling that the 2022 margin will be flat on 2021.

Moving on to Page 26, business is very stable and very cash flow generative, so pro forma for the transaction we would have a very modest level of leverage. The chart shows how we would deleverage in a scenario where we don’t invest in inorganic initiatives. We are super excited by the opportunities that we see, and we do expect to be investing in growth, but this gives a sense of the financial profile and the flexibility to bootstrap growth that we have.

With that, I will hand back to Robert.

Robert Chvatal

Thank you, Ken.

Moving to Slide 27, let me comment on our management team.

While it’s common to see lifelong employment in the industry, we take pride in having highly experienced and international team with diverse backgrounds and diverse experience mix in consumer branding, gaming technology, telco, government affairs, consulting, M&A. This differentiates us clearly from the rest of the industry.

We also pay attention and handpick the management teams in individual markets, and we focus to be aligned between Allwyn’s management team and the Board. Karel Komarek, the Founder, is Executive Chairman and is in charge of setting the long-term ambition and strategy. We’re also excited to have Gary Cohn and Cliff Robbins partnership and expect their involvement in post transaction company leadership.

With that, I’ll hand over to Cliff Robbins.

Cliff Robbins

This is Cliff Robbins speaking. I want to draw your attention to Slide 29 where I’m going to start to talk with you about the structure of the transaction and then the valuation.

On 29, you’ll see the sources and uses. As was mentioned earlier, we have $828 million from our SPAC. We’re putting that together with a minimum of $350 million that we’ve just raised in the PIPE of which $50 million comes from our sponsor. The uses of that capital, a third of the capital is going on the Company’s balance sheet, although it’s already delevered, to further give it the firepower to pursue some very exciting growth initiatives ahead, and two-thirds is going to secondary, but I would mention that existing stockholders are rolling over 82% of their interest in the Company, so everyone is quite aligned and excited about the success of Allwyn.

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Going to Slide 30—and I’d like to spend a few minutes here—about the valuation structure of the transaction itself.

When Gary and I sat down to structure this transaction, we were quite excited to do so at 11.5 times ’22 EBITDA. As I’ll talk to you in a few minutes, that compares very, very favorably to the comparable companies.

As we gave this a further thought, we wanted to provide an even more compelling transaction to our SPAC investors and our PIPE investors, and so we’ve done some innovative things here in this transaction.

For the SPAC investors, we’ve established a pool of an additional 8% shares to allocate to our SPAC investors. And so, if SPAC investors fully stay in the deal and no investors redeem, we’re going to take that 8% pool and allocate it pro rata to our SPAC investors. This will bring their buy-in multiple from 11.5 times down to 10.8 times.

Another innovative structure of this bonus pool is that we’re going to allocate the 6.6 million shares, the 8% of new shares fully, irrespective of the redemption profile of the SPAC, and so if SPAC holders do decide to redeem, it will only benefit those who stay in the transaction because they will get even a larger share of the 6.6 million bonus pool, and therefore their buy-in multiple would be even lower than 10.8 times.

We also then looked at our PIPE investors and said we want to welcome them into the transaction also on a super attractive basis, and so we have designed and fully allocated an 8% bonus pool to PIPE investors. So, those PIPE investors who subscribed last week to the transaction get an additional 8% shares on top of the shares they’re purchasing, and that’s bringing their buy-in multiples down to this very attractive 10.8 times.

I now want to bring your attention to Slide 31. I mentioned previously that the 11.5 and certainly the 10.8 multiple compares very favorably to the comparable companies. While the gaming space is a broad space with many players, there really are two comparable companies in the B2C lottery business that Allwyn will be compared against.

One is called Française des Jeux, FDJ, a publicly traded, large French B2C lottery business, and Tabcorp is today a multiline gaming company in Australia, but they have a large B2C lottery business in Australia, and they have announced publicly they plan on spinning off that company to their stockholders. Analysts are already valuing and rating that company.

Going on to Slide 32, we believe that there will be three principal B2C lottery companies for the market to judge and, importantly, where Allwyn will be valued against. You will see in the first bar Allwyn, and the financials dynamics of FDJ and Tabcorp in the second and third bars. I will note that the financial dynamics of Allwyn are quite attractive versus these peers. Our projected EBITDA is growing at 2 times to 3 times the rate of FDJ and Tabcorp, respectively. Allwyn’s EBITDA margins are double, and importantly, Allwyn’s cash flow conversion is exceptional. We really think we have a quite attractive company here, relative to the peers.

Going to Slide 33, focusing even further on this valuation; as I have discussed, investors are being offered the opportunity to invest in Allwyn at 10.8 times given the special innovative features of the bonus pool or the extra shares allocated to the PIPE, and this compares quite favorably to the 13 times to 14 times where FDJ is trading, and while the public spinoff of Tabcorp has not happened yet, analysts are already writing about that happening at 16 times to 17 times. So, we really have a great opportunity here for our investors to come in at a very, very attractive valuation.

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Slide 34 sets this in summary form. This is the slide that we think that investors today and over time will continue to use to value Allwyn against its other two publicly-traded B2C lottery peers. I think an important part is the first line, the global presence of Allwyn.

FDJ and Tabcorp are geographically single-market companies. They operate exclusively in France and Australia, respectively. Allwyn is already, as Robert set forth in his presentation, in five large and growing European geographies. We have our eye, of course, on the opportunity to potentially have business in the U.K. if we are successful in the current tender process, and as discussed, we have aspirations to come to the U.S., which is a huge market, both for potential privatization of lotteries, and also for partnership opportunities to bring our iLottery technology to the U.S.

Also, on this chart are the financial statistics I discussed before, so we really think we have a really exciting company, and certainly coming at a big discount to its peers.

Slide 35 sets forth the investment opportunity for investors who come into this transaction, either those who subscribed to the PIPE last week, or for the SPAC investors who will be analyzing this transaction between today and closing. At 10.8 times, it provides a really significant investment opportunity, as we expect Allwyn to quickly capture the gap between its current valuation and where the peers are trading, and so there is really an exciting near-term 25% to 50% potential upside opportunity for Allwyn investors as the Company performs and that market rewards it with market-rated multiples, if not higher.

That concludes my thoughts, and I want to turn it back over to my partner Gary Cohn who will make some summary comments about the transaction.

Gary Cohn

Finally, on Page 36 in closing, as you can see, we’re excited about this opportunity. As you’ve heard, this is a real company, a real business, with real barriers to entry. It is a leading multinational lottery platform and has real scale with real earnings. We are projected to earn over $800 million in EBITDA in 2022. We continue to see the exciting shift to digital. There’s really attractive opportunity, both in organic and inorganic growth. We’re very excited to bring you this at a very compelling valuation.

The bonus structures that we’re bringing to our existing shareholders as well we our PIPE investors, we think provides an unbelievably compelling opportunity for you. We’d love to have you all in the transaction. We’re excited moving forward.

Thank you very much.

Operator

That concludes today’s call. At this time, you may now disconnect. Thank you.

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